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                                                                     EXHIBIT 2.2

                                AMENDMENT NO. 1
                        TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 1 dated as of March 16, 1998 to the Agreement and Plan of Merger, dated as of March 4, 1998, by and among Budget Group, Inc. ("Buyer"), BDG Corporation ("Sub"), Ryder TRS, Inc. (the "Company"), and certain other parties (the "Merger Agreement"). Capitalized terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

     WHEREAS, the parties to the Merger Agreement agreed to merge Sub with and into the Company in accordance with the terms and conditions of the Merger Agreement and Section 251 of the General Corporation Law of the State of Delaware;

     WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as more fully set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

     Section 1.1(b) of the Merger Agreement is amended and restated in its entirety to read as follows:

          "(b) an aggregate number of shares of Buyer Class A Common Stock issuable to all such holders equal to a minimum of 1,332,909 shares (the "Minimum Merger Shares") and a maximum of 3,605,946 shares (the "Maximum Merger Shares") (in each case less any shares of Buyer Class A Common Stock issued to the holders of Options pursuant to Section 3.7), with the precise number thereof determined as set forth in Section 3.1 and subject to adjustment as provided in Article III;"

     Section 3.6(a) of the Merger Agreement is amended and restated in its entirety to read as follows:

          "(a) At the Effective Time, 1,818,430 shares of Buyer Class A Common Stock (if the Maximum Merger Shares are issued), or 1,332,909 shares of Buyer Class A Common Stock (if the Minimum Merger Shares are issued) (as the case may be, the "Escrow Holdback Shares") shall be deposited in escrow with an escrow agent mutually agreed upon by Buyer and the Company prior to the Closing (the "Holdback Escrow Agent"), to be held and administered in accordance with the terms and conditions of a Holdback Escrow Agreement, substantially in the form attached hereto as Exhibit B (the "Holdback Escrow Agreement"), against which Holdback Shares Buyer shall be entitled, in accordance with the terms of the Holdback Escrow Agreement, to recover Damages (as defined in the Holdback Escrow Agreement) that may be suffered by Buyer and that are indemnifiable in accordance with the terms of the Holdback Escrow Agreement (an "Escrow Claim Event")."

     Section 3.5(b) (with respect to the heading thereto only) of the Merger Agreement is amended to read as follows:

          "(b) Determination of Warrant Shares."

     The text contained in Section 3.5(b) shall not be modified hereby and shall remain in full force and effect as written in the Merger Agreement.

     Section 2.1(a) of Exhibit E to the Merger Agreement is amended and restated in its entirety to read as follows:

          "(a) As soon as practicable, but in any event no later than 15 days after the Effective Time, Buyer shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") with respect to the Registrable Securities to be issued to the Holders pursuant to the Merger Agreement. Buyer agrees that the Registration Statement will cover, in the event the Minimum Merger Shares are issued in the Merger, 1,332,909 shares of Buyer Class A Common Stock or, in the event the Maximum Merger Shares are issued in the Merger, 3,605,946 shares of Buyer Class A Common Stock. In the event that the number of shares of Buyer Class A Common Stock that are
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     covered by the Registration Statement is less than the number of
     Registrable Securities, Buyer shall, as promptly as practicable after the issuance of Registrable Securities not covered by the Registration Statement, file an additional "shelf" registration statement and Buyer shall comply with all of its obligations set forth in this Exhibit E with respect to such additional registration statement to the same extent as if such registration statement were the Registration Statement. Buyer shall use its commercially reasonable efforts to (i) have the Registration Statement declared effective on or before the Target Date, and (ii) keep the Registration Statement continuously effective from the date such Registration Statement is declared effective until the Termination Date.

                                    #  #  #

     The Company represents and warrants to Buyer that this Amendment has been duly executed and delivered by the Company, the form of this Amendment has been approved by the Board of Directors of the Company and a majority of the holders of Company Common Stock and no further corporate authorization on the part of the Company is necessary to consummate the transactions contemplated by this Amendment.

     This Amendment constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     Buyer represents and warrants to the Company that this Amendment has been duly executed and delivered by Buyer and Sub and, this Amendment has been approved by Buyer's and Sub's Board of Directors and by a majority of holders of Sub's common stock, and no further corporate authorization on the part of Buyer or Sub is necessary to consummate the transactions contemplated by this Amendment.

     This Amendment constitutes a valid and binding agreement of Buyer and Sub and is enforceable against Buyer and sub in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     The Merger Agreement is hereby reaffirmed in all respects and shall remain in full force and effect in accordance with its terms except as amended or modified by this Amendment.

     This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                          BUDGET GROUP, INC.

                                          By:      /s/ SANFORD MILLER
                                            ------------------------------------
                                                       Sanford Miller
                                                  Chief Executive Officer

                                          BDG CORPORATION

                                          By:        /s/ SCOTT WHITE
                                            ------------------------------------
                                                        Scott White
                                                         President

                                          RYDER TRS, INC.

                                          By:         /s/ JAY ALIX
                                            ------------------------------------
                                                          Jay Alix
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                                          QUESTOR PARTNERS FUND, L.P.,

                                          By: Questor General Partner, L.P.,
                                              its general partner

                                          By: Questor Principals, Inc.,
                                              its general partner

                                          By:         /s/ JAY ALIX
                                            ------------------------------------
                                                          Jay Alix
                                                     Managing Principal

                                          QUESTOR SIDE-BY-SIDE PARTNERS, L.P.,

                                          By: Questor Principals, Inc.,
                                              its general partner

                                          By:         /s/ JAY ALIX
                                            ------------------------------------
                                                          Jay Alix
                                                     Managing Principal

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                                          MADISON DEARBORN CAPITAL PARTNERS,
                                          L.P.

                                          By: Madison Dearborn Partners, L.P.,
                                              its general partner

                                          By: Madison Dearborn Partners, Inc.,
                                              its general partner

                                          By:     /s/ THOMAS R. REUSCHE
                                            ------------------------------------
                                                     Thomas R. Reusche
                                                       Vice President

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